      As filed with the Securities and Exchange Commission on June 26, 2003
                                                    Registration No. 333-_______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ARTHUR J. GALLAGHER & CO.
             (Exact Name of Registrant as specified in its Charter)

                          -----------------------------

               Delaware                               36-2151613
               --------                               ----------
    (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)                Identification No.)

                                Two Pierce Place
                           Itasca, Illinois 60143-3141
                    (Address of principal executive offices)

                          -----------------------------

                            ARTHUR J. GALLAGHER & CO.
                              RESTRICTED STOCK PLAN
                            (Full title of the plans)

                          -----------------------------

                             JOHN C. ROSENGREN, Esq.
                       Vice President and General Counsel
                            Arthur J. Gallagher & Co.
                                Two Pierce Place
                           Itasca, Illinois 60143-3141
                                 (630) 773-3800
 (Name, address and telephone number, including area code, of agent for service)

                          -----------------------------

                  Please Send Copies of All Communications to:
                             BRIAN J. FAHRNEY, Esq.
                           Sidley Austin Brown & Wood
                            10 South Dearborn Street
                             Chicago, Illinois 60603
                                 (312) 853-7000

                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

 Title of Each Class of Securities    Amount to be               Proposed Maximum           Proposed Maximum           Amount of
          to be Registered             Registered            Offering Price Per Unit    Aggregate Offering Price   Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
       Common Stock, par value
           $1.00 per share           4,000,000 shares (1)          $28.28 (2)          113,120,000 (2)              $9,152
-----------------------------------------------------------------------------------------------------------------------------------
      Common Share Purchase Rights    4,000,000 rights                (3)                    (3)                      (3)
-----------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares as may become issuable under the anti-dilution provisions contained in the plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on June 23, 2003, as reported on the consolidated reporting system for securities listed on The New York Stock Exchange.

(3) Common Share Purchase Rights initially are attached to and trade with the shares of Common Stock being registered under this registration statement. The value attributed to such rights, if any, is reflected in the market price of the Common Stock.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

        The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Arthur J. Gallagher & Co. (the "Company") are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 filed under the Exchange Act;

        (c) The Company's Current Report on Form 8-K filed on June 25, 2003 under the Exchange Act; and

        (d) The description of the common stock, $1.00 par value, of the Company (the "Common Stock") contained in the Company's registration statement on Form 8-A, filed with the Commission on October 22, 1987, and the description of common share purchase rights currently attached to the common stock contained in the Company's registration statement on Form 8-A, filed with the Commission on November 2, 1987, including any amendment or report filed for the purpose of updating such descriptions.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

        Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Certain legal matters in connection with this offering will be passed upon for the Company by John C. Rosengren, Esq., Vice President and General Counsel of the Company. As of June 26, 2003, Mr. Rosengren beneficially owns 5,446 shares of the Common Stock and has current exercisable options to purchase 19,300 shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

        Article Seventh of the Company's By-laws and Article Thirteenth of the Company's Restated Certificate of Incorporation provide for indemnification of each of the Company's directors, officers, employees or agents to the fullest extent permitted by the Delaware General Corporation Law.

        Article Seventh of the Company's By-laws provides that the Company shall indemnify any person in connection with any action, suit, or proceeding brought or threatened by reason of the fact that he or she is or was one of the Company directors, officers, employees or agents, or is or was serving at the Company's request as a director, officer, employee or agent of another enterprise, against all costs actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by the Company or in the Company's right, and provided further that such person shall not have been adjudged liable for negligence or misconduct in the performance of his or her duty to the Company, unless, in view of all the circumstances of the case, the court in which the action or suit was brought determines that such person despite the adjudication of liability is fairly and reasonably entitled to indemnity for such expenses.

        Article Thirteenth of the Company's Restated Certificate of Incorporation eliminates the liability of the Company's directors for monetary damages for breach of fiduciary duty as a director except where a director breaches his or her duty of loyalty to the Company and the Company's stockholders, fails to act in good faith or engages in intentional misconduct or a knowing violation of law, authorizes the payment of a dividend or stock repurchase which is illegal under Section 174 of the Delaware General Corporation Laws or obtains an improper personal benefit.

        The Company also maintains and pays premiums on a directors' and officers' liability insurance policy and has entered into an indemnity agreement with each of the Company's directors and officers. The provisions of the indemnity agreement alter or clarify the statutory indemnity in the following respects: (1) indemnity will be explicitly provided for settlements in derivative actions; (2) prompt payment of litigation expenses will be provided in advance of indemnification; (3) prompt indemnification of advances of expenses will be provided unless a determination is made that the director or officer has not met the required standard; (4) the director or officer will be permitted to petition a court to determine whether his actions meet the standards required; and (5) partial indemnification will be permitted in the event that the director or officer is not entitled to full indemnification. In addition, the indemnity agreement specifically includes indemnification with respect to actions, suits or proceedings brought under and/or predicated upon the Securities Act of 1933 and/or the Exchange Act.

        The preceding summary is qualified in its entirety by reference to the Company's Restated Certificate of Incorporation, By-laws and the indemnity agreement.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit
Number     Description of Exhibit

4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, File No. 1-9761).

4.1.1 Certificate of Amendment of Restated Certificate of Incorporation of the Company, Amended as of May 18, 2000 (incorporated by reference to Exhibit 3.1.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, File No. 1-9761).

4.1.2 Certificate of Amendment of Restated Certificate of Incorporation of the Company, Amended as of May 23, 2001 (incorporated by reference to Exhibit 3.1.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001, File No. 1-9761).

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Form S-1 Registration Statement No. 33-10447).

4.3 Rights Agreement between the Company and Bank of America Illinois (formerly Continental Illinois National Bank and Trust Company of Chicago) (incorporated by reference to Exhibits 1 and 2 to Gallagher's Form 8-A Registration Statement filed May 12, 1987, File No. 0-13480).

4.4 Assignment and Assumption Agreement of Rights Agreement by and among Bank of America Illinois (formerly Continental Illinois National Bank and Trust Company of Chicago), Harris Trust and Savings Bank and the Company (incorporated by reference to Exhibit 3.4 to the Company's Form S-8 Registration Statement No. 33-38031).

4.5        Amendment No. 1 to Exhibit 4.3 (incorporated by reference to Exhibit
           3.3 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, File No. 1-9761).

4.6*       Arthur J. Gallagher & Co. Restricted Stock Plan.

5.0* Opinion of John C. Rosengren, Esq., Vice President and General Counsel of the Company as to the legality of the securities being registered.

23.1*      Consent of Ernst & Young LLP.

23.2* Consent of John C. Rosengren, Esq., Vice President and General Counsel of the Company (included in the opinion filed as Exhibit 5.0).

24.0*      Powers of Attorney.

_____________________
* Filed herewith.

Item 9. Undertakings.

       (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Itasca, State of Illinois, on this 26/th/ day of June, 2003.

                                       Arthur J. Gallagher & Co.

                                       By: /s/ J. Patrick Gallagher, Jr.
                                           -------------------------------
                                           J. Patrick Gallagher, Jr.
                                           President and Chief Executive Officer

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 26/th/ day of June, 2003.

Names                                 Title
-----                                 -----

/s/ Robert E. Gallagher *             Chairman and Director
-----------------------------
Robert E. Gallagher

/s/ J. Patrick Gallagher, Jr.         President, Chief Executive Officer and
-----------------------------         Director

J. Patrick Gallagher, Jr.             (Principal Executive Officer)

/s/ Douglas K. Howell                 Vice President and Chief Financial Officer
-----------------------------
Douglas K. Howell                     (Principal Financial Officer)

/s/ Richard C. Cary                   Controller (Principal Accounting Officer)
-----------------------------
Richard C. Cary

/s/ James J. Braniff III *            Director
-----------------------------
James J. Braniff III

/s/ T. Kimball Brooker *               Director
-----------------------------
T. Kimball Brooker

/s/ Gary P. Coughlan *                Director
-----------------------------
Gary P. Coughlan

/s/ James W. Durkin, Jr. *            Director
-----------------------------
James W. Durkin, Jr.

/s/ Ilene S. Gordon *                 Director
-----------------------------
Ilene S. Gordon

/s/ Elbert O. Hand *                  Director
-----------------------------
Elbert O. Hand

/s/ David E. McGurn, Jr. *            Director
-----------------------------
David E. McGurn, Jr.

/s/ Richard J. McKenna *              Director
-----------------------------
Richard J. McKenna

*By: /s/ John C. Rosengren
     ------------------------
     John C. Rosengren
     Attorney-in-Fact

             Index to Exhibits to Registration Statement on Form S-8

Exhibit
Number         Description of Exhibit
------         ----------------------

4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, File No. 1-9761).

4.1.1 Certificate of Amendment of Restated Certificate of Incorporation of the Company, Amended as of May 18, 2000 (incorporated by reference to Exhibit 3.1.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, File No. 1-9761).

4.1.2 Certificate of Amendment of Restated Certificate of Incorporation of the Company, Amended as of May 23, 2001 (incorporated by reference to Exhibit 3.1.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001, File No. 1-9761).

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Form S-1 Registration Statement No. 33-10447).

4.3 Rights Agreement between the Company and Bank of America Illinois (formerly Continental Illinois National Bank and Trust Company of Chicago) (incorporated by reference to Exhibits 1 and 2 to Gallagher's Form 8-A Registration Statement filed May 12, 1987, File No. 0-13480).

4.4 Assignment and Assumption Agreement of Rights Agreement by and among Bank of America Illinois (formerly Continental Illinois National Bank and Trust Company of Chicago), Harris Trust and Savings Bank and the Company (incorporated by reference to Exhibit 3.4 to the Company's Form S-8 Registration Statement No. 33-38031).

4.5            Amendment No. 1 to Exhibit 4.3 (incorporated by reference to
               Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, File No. 1-9761).

4.6*           Arthur J. Gallagher & Co. Restricted Stock Plan.

5.0* Opinion of John C. Rosengren, Esq., Vice President and General Counsel of the Company as to the legality of the securities being registered.

23.1*          Consent of Ernst & Young LLP.

23.2* Consent of John C. Rosengren, Esq., Vice President and General Counsel of the Company (included in the opinion filed as Exhibit 5.0).

24.0*          Powers of Attorney.

___________________
*   Filed herewith.